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                                                                    EXHIBIT 99.1
(TBC CORPORATION LOGO)         NEWS RELEASE




         7111 FAIRWAY DRIVE o SUITE 201 o PALM BEACH GARDENS, FL 33418 o
                   PHONE (561) 227-0955 o FAX (561) 775-4993


For Further Information Contact:
TBC Corporation                                     Investors :
Thomas W. Garvey                                    Brod &  Schaffer, LLC
Executive V.P. & Chief Financial Officer            Betsy Brod/Jonathan Schaffer
(561) 227-0955                                      (212) 750-5800




TBC CORPORATION ANNOUNCES NEW BOARD MEMBER


PALM BEACH GARDENS, FL - AUGUST 4, 2005 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, announces that, on July 29, 2005, the Board of Directors of the Company elected Ms. Alice Peterson to serve as a director of the Company.

Ms. Peterson is the Founder and President of Listen Up Group, LLC, a provider of services which protect organizations' reputations and promote a healthy culture, including anonymous communication programs and ethics training. Ms. Peterson has held numerous key executive and financial positions with highly regarded companies such as Sears, Roebuck and Co., Kraft Foods, Inc. and PepsiCo, Inc.

Ms. Peterson previously served on the boards of 360 Communications and Fleming Companies, Inc. where in both cases she chaired the Audit Committee. She currently serves on the board of RIM Finance, a wholly owned subsidiary of Research In Motion, Ltd., the maker of the BlackBerry(TM) handheld.